Exhibit 99.2
Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF RENESAS ELECTRONICS CORPORATION

The following table sets forth the name, present principal occupation, and citizenship of each director and executive officer of Renesas Electronics Corporation as of July 9, 2026. The business address of each person listed below is 3-2-24 Toyosu, Koto-Ku, Tokyo 135-0061, Japan.

DIRECTORS OF RENESAS ELECTRONICS CORPORATION.
Name	Present Occupation	Citizenship

Hidetoshi Shibata	Chief Executive Officer, President and Director, Renesas Electronics Corporation	Japan

Jiro Iwasaki	Outside Director, Renesas Electronics Corporation Outside Director, SBS Holdings, Inc.	Japan

Selena Loh LaCroix	Outside Director, Renesas Electronics Corporation Vice Chair, Technology Practice, Korn Ferry Board Member (part time), National Association of Corporate Directors – North Texas Chapter	Singapore

Noboru Yamamoto
Representative Director, Representative Partner & CEO, XIB Inc.
Outside Director, Chairperson of the Board of Directors, Tsubaki Nakashima Co., Ltd.
Outside Director, Renesas Electronics Corporation
Outside Director, Koki Holdings Co., Ltd.
Outside Director, Marelli Corporation
Japan

Takuya Hirano	Outside Director, Renesas Electronics Corporation Chairman (part-time), Yayoi Co., Ltd. Outside Director, Yokogawa Electric Corporation Outside Director, Fujitsu Limited	USA and Japan

Tomoko Mizuno	Outside Director, Renesas Electronics Corporation Director, Japan Automatic Machine Co., Ltd.	Japan

Kimberly Mathisen	Chief Executive Officer, HUB Ocean Outside Director, Renesas Electronics Corporation Supervisory Board Member, Bayer AG	USA and Norway

EXECUTIVE OFFICERS OF RENESAS ELECTRONICS CORPORATION.

Name	Present Occupation	Citizenship

Hidetoshi Shibata	Chief Executive Officer, President and Director, Renesas Electronics Corporation	Japan

Shuhei Shinkai	Senior Vice President and Chief Financial Officer, Renesas Electronics Corporation	Japan

Utae Nakanishi	Senior Vice President and Chief Human Resources Officer, Renesas Electronics Corporation President and Director, Renesas Electronics America Inc.	Japan

Vivek Bhan	Senior Vice President and General Manager of High Performance Computing, Renesas Electronics Corporation	USA

Zaher Baidas	Senior Vice President and General Manager of Power, Renesas Electronics Corporation Director, Renesas Electronics Canada Limited	Canada

Aram Mirkazemi	Senior Vice President and General Manager of Software & Digitalization, Renesas Electronics Corporation Director, Altium Information Technology (Shanghai) Co. Ltd.	Australia

Takeshi Kataoka
Senior Vice President and Head of Operations, Renesas Electronics Corporation
President and Director, Renesas Electronics (Penang) Sdn. Bhd.
Director, Renesas Semiconductor Design (Bejing) Co., Ltd.
Chairman, Renesas Design Vietnam Co., Ltd.
Japan

Stephen Limoges	Vice President and Chief Sales Officer, Renesas Electronics Corporation	USA

Peter Jenkins	Vice President and General Manager of Analog & Mixed Signal, Renesas Electronics Corporation	USA

Gaurang Shah	Vice President and General Manager of Embedded Processing, Renesas Electronics Corporation	USA

Ivo Marocco	Vice President and Head of UX, Renesas Electronics Corporation	USA and Italy

DIRECTORS AND EXECUTIVE OFFICERS OF RENESAS ELECTRONICS AMERICA INC.

The following table sets forth the name, present principal occupation, and citizenship of each director and executive officer of Renesas Electronics America Inc. as of July 9, 2026.  The business address of each person listed below is 6024 Silver Creek Valley Road, San Jose, CA 95138.

DIRECTORS OF RENESAS ELECTRONICS AMERICA INC.
Name	Present Occupation	Citizenship

Utae Nakanishi	Senior Vice President and Chief Human Resources Officer, Renesas Electronics Corporation President and Director, Renesas Electronics America Inc.	Japan

EXECUTIVE OFFICERS OF RENESAS ELECTRONICS AMERICA INC.

Name	Present Occupation	Citizenship

Utae Nakanishi	Senior Vice President and Chief Human Resources Officer, Renesas Electronics Corporation President and Director, Renesas Electronics America Inc.	Japan